PRELIMINARY COPY - SUBJECT TO COMPLETION

Cigna

IMPORTANT SPECIAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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Form of Proxy Card

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 10, 2018.

Vote by Internet

- Go to **www.envisionreports.com/CI1**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors (the "Cigna board of directors") of Cigna Corporation ("Cigna") recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of March 8, 2018, as amended by Amendment No. 1, dated as of June 27, 2018, and as it may be further amended from time to time (the "merger agreement"), by and among Cigna, Express Scripts Holding Company ("Express Scripts"), Halfmoon Parent, Inc., Halfmoon I, Inc. and Halfmoon II, Inc.	☐	☐	☐
2. To approve the adjournment of the special meeting of Cigna stockholders (the "Cigna special meeting"), if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the merger agreement.	☐	☐	☐

Note: Such other business as may properly come before the Cigna special meeting or any postponements or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The shares of common stock of Cigna, par value $0.25 per share (the "Cigna common stock") represented by this proxy will be voted as directed by the undersigned. Where no direction is given when a duly executed proxy is returned, such shares will be voted "For" Proposals 1 and 2; and will grant authority to the proxy holder to vote upon such other business as may properly come before the Cigna special meeting or any postponements or adjournments thereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE CIGNA SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS OF CIGNA AND EXPRESS SCRIPTS.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Admission Ticket

Cigna Corporation Special Meeting of Stockholders

[•], [•], 2018

[•]

[•]

Please bring a valid government issued photo ID to be admitted to the Cigna special meeting. In addition, if you own shares of Cigna common stock in street name, bring your most recent brokerage statement or a letter from your broker or other nominee with you to the Cigna special meeting so that we can verify your ownership of such shares of Cigna common stock.

Please note: no cameras, recording equipment, electronic devices, large bags, briefcases, signs or packages will be permitted. Mobile phones will be permitted in the meeting venue but may not be used for any purpose at any time while in the meeting venue. Violation of this rule can result in removal from the meeting venue. Please note that due to security reasons, all bags may be subject to search. Cigna will be unable to admit anyone who does not comply with these security procedures. No one will be admitted to the Cigna special meeting once the meeting has commenced.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Card

Cigna Corporation

Special Meeting of Stockholders

[•], 2018, [•]

This proxy/voting instruction card is solicited by the Cigna board of directors

The undersigned hereby constitutes and appoints [•] and [•], and each of them, as proxies with full power to act without the other and with full power of substitution. Each of them is hereby authorized to represent the undersigned and vote all shares of Cigna common stock held of record by the undersigned on [•], 2018 at the Cigna special meeting, to be held at [•], on [•], [•], 2018 at [•], or at any postponements or adjournments thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Cigna special meeting.

If the undersigned has voting rights with respect to shares of Cigna common stock under the Cigna 401(k) Plan, the undersigned hereby directs the trustee of the Cigna 401(k) Plan to vote shares of Cigna common stock equal to the number of such shares allocated to the undersigned's accounts under the plan in accordance with the instructions given herein. **If the trustee does not receive instructions by 11:59 p.m. Eastern time on [•], [•], 2018, the trustee will vote such shares in the manner instructed by Cigna's Retirement Plan Committee.**

You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), but you need not specify any choices if you wish to vote in accordance with the Cigna board of directors' recommendations, so long as you submit your proxy. If you use this card to vote, you must sign it on the reverse side for your vote to be counted.

THE CIGNA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2.

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Cigna special meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.